Exhibit 10.1

AMENDMENT

TO

STOCK PURCHASE AGREEMENT

THIS AMENDMENT TO STOCK PURCHASE AGREEMENT (this “Amendment to Agreement”) is entered into and made effective as of the 2nd day of September, 2009 (the “Effective Date”), by and between Noel Noel, Ltd., an entity formed under the laws of the United Kingdom with its principal office located in Ashington, Northumberland, United Kingdom (“Seller”) and Lance Ayers, an individual residing in Dallas County, Texas (“Buyer”).

RECITALS:

WHEREAS, Seller was the record and beneficial holder of 5,000,000 shares (post-forward split 50,000,000 shares) of common stock, $0.00001 par value per share (“Seller’s Stock”) of Real Estate Referral Center, Inc., (now named Gold Bag, Inc.) a Nevada corporation with its principal offices located in Dallas, Texas (the “Company”) which represented 71.90% of the issued and outstanding capital stock of the Company;

WHEREAS, Seller was the Company’s principal shareholder and Seller is owned 100% by James Hunter, an individual residing in Ashington, Northumberland, United Kingdom;

WHEREAS, Buyer is the President, CEO and sole Director of the Company;

WHEREAS, effective April 1, 2009, Seller and Buyer entered into that certain Stock Purchase Agreement (the “Agreement”) whereby Seller sold to the Buyer and the Buyer purchased from the Seller 4,500,000 shares (post forward split 45,000,000 shares) of the Seller’s Stock, including Seller’s community property interest, if any, (the “Shares”), on the terms and conditions set forth in the Agreement;

WHEREAS, as an inducement to Buyer to purchase the Shares on the terms and conditions set forth in the Agreement, Seller promised Buyer that Seller would provide the Company sufficient working capital to initiate operations of the Company, estimated to be approximately US $181,000;

WHEREAS, Seller has been unable to provide the Company any amount of working capital in default of its promise to Buyer; and

WHEREAS, Buyer has agreed to provide the Company up to US $35,000 in working capital if Seller agrees to amend the Agreement and enter into this Amendment to Agreement that provides for a reduction of the Purchase Price for the Shares to US$10,000.

NOW, THEREFORE, for and in consideration of the above, and other good and valuable consideration, the adequacy and receipt of which are hereby acknowledged, the parties hereto agree as follows:

AMENDMENT TO AGREEMENT:

I) Paragraph 2. of the Agreement is hereby amended to read, as follows:

2. Payment. As consideration for the purchase of the Shares, the Buyer agrees to pay to Seller the aggregate amount of US Ten Thousand Dollars (US $10,000.00) (the “Purchase Price”). The Purchase Price is payable to Seller in the form of a secured promissory note, payable in twenty-five (25) equal monthly installments of US $400.00, beginning on September 2, 2010 and continuing on the first date of each calendar month thereafter until paid in full. Payment of the Purchase Price will be evidenced by the execution and delivery of a secured promissory note in the form attached hereto as Exhibit A (the “Note”), which shall provide that the Buyer’s obligations thereunder will accelerate upon a Change in Control (as defined in the Note) of the Company. The Note shall be secured by the Shares and a Security Agreement among the parties in the form attached hereto as Exhibit B (the “Security Agreement”).

II) The promissory note dated April 1, 2009 of Buyer in the amount of US $150,000 evidencing the original purchase price for the Shares and the Security Agreement dated as of April 1, 2009 of Buyer securing payment of such promissory note are hereby cancelled, voided and rescinded and shall be returned to Buyer upon execution of this Amendment to Agreement.

III) All other terms and conditions of the Agreement shall remain in full force and effect.

[THIS SPACE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the undersigned have executed this Amendment to Agreement to be effective as of the date first above written.

SELLER:

Noel Noel, Ltd.

By:	/s/ James Hunter
James Hunter, President

BUYER:

/s/ Lance Ayers
Lance Ayers

EXHIBIT A

STOCK POWER

[See Attached]

EXHIBIT B

FORM OF SECURED PROMISSORY NOTE

[See Attached]

EXHIBIT C

SECURITY AGREEMENT

[See Attached]